SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                   May 8, 2007
                                   -----------
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)



        Pennsylvania                     0-12870              23-2288763
        ------------                     -------              ----------
(State or other jurisdiction of        (Commission          (I.R.S. Employer
      incorporation)                   File Number)          Identification No.)



                 9 North High Street, West Chester, Pennsylvania
                 -----------------------------------------------
                    (Address of principal executive offices)



                                 (484) 881-4000
                                 --------------
              (Registrant's telephone number, including area code)


                          -----------------------------
                         (Former name or former address,
                         if changed since last report.)



Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2007, First National Bank of Chester County (a wholly-owned subsidiary of First Chester County Corporation) entered into a lease agreement effective May 1, 2007, with Beiler-Campbell, Inc, an affiliate of Brian Campbell, a Director of the Corporation. The agreement is for the lease of land in Kennett Square, Pennsylvania for a term of ten years and provides for annual rent payments of $120 thousand for the first five years, escalating over years six through ten to $162 thousand in year ten. The lease agreement also provides the tenant with three optional five year renewal periods and one optional four year renewal period with rent payments that increase 3.5% per year from the rent amount in year ten. In addition, the agreement required the tenant to pay the landlord a fee of $80 thousand at the commencement of the lease. First National Bank of Chester County plans to construct a new full service branch at this location.



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 31, 2007                              FIRST CHESTER COUNTY CORPORATION


                                                  By:  /s/ John Balzarini
                                                       ------------------
                                                  Name: John Balzarini
                                                  Title: Chief Financial Officer